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              STATE OF MISSOURI . . . OFFICE OF SECRETARY OF STATE
                     AMENDMENT OF ARTICLES OF INCORPORATION
                  (TO BE SUBMITTED IN DUPLICATE BY AN ATTORNEY)


SECRETARY OF STATE
STATE OF MISSOURI
P. O. BOX 778
JEFFERSON CITY, MO  65102


     Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned corporation hereby certifies the following:


     1.   The present name of the Corporation is Electronic
          Processing, Inc.

          The name under which it was originally organized was NEWCO
          RGLG I, Inc.


     2. An amendment to the corporation's Articles of Incorporation was adopted by the directors and shareholders on April 1, 1996.


     3.   Article Third is amended to read as follows:

          THIRD. The aggregate number of shares, class and par value, if any, which the corporation shall have authority to issue shall be 5,000,000 shares of common stock, each with a par value of $.01.

          There are no preferences, qualifications, limitations, restrictions, or special or relative rights, including convertible rights, if any, with respect to the authorized shares of stock.


     4. Of the 300,000 shares of the corporation outstanding, 300,000 of such shares were entitled to vote on such amendment.

          The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

               Class               Number of Outstanding Shares
               -----               ----------------------------
               Common                         300,000

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     5.   The number of shares voted for and against such amendment
          were as follows:

          Class               No. Voted For  No. Voted Against
          -----               -------------  ----------------
          Common                 300,000            -0-


     6. If the amendment changed the number of par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is: $50,000.00.

          If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are: N/A


     7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected: N/A


     IN WITNESS WHEREOF, the undersigned, Tom W. Olofson, President, has executed this instrument and Robert C. Levy, its Secretary has affixed its corporate seal hereto and attested said seal on the 1st day of April, 1996.


     PLACE CORPORATE
        SEAL HERE

                                        ELECTRONIC PROCESSING, INC.




                                        By:
                                           -------------------------------------
                                           Tom W. Olofson, President

ATTEST:

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By:
   ---------------------------
     Robert C. Levy, Secretary

STATE OF MISSOURI   )
                    ) ss.
COUNTY OF JACKSON   )


     I, the undersigned, a Notary Public, do hereby certify that on this 1st day of April, 1996 Tom W. Olofson personally appeared before me who, being by me first duly sworn, declared that he is the President of Electronic Processing, Inc., a Missouri corporation, and acknowledged that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.


     {Notarial Seal}

                                        -------------------------
                                        Notary Public


My commission expires:


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